UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 26, 2009

PEPCO HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31403	52-2297449
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Ninth Street, N.W., Washington, DC	20068
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code	(202) 872-3526

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Pepco Holdings, Inc.
Form 8-K

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Election of Joseph M. Rigby as Chief Executive Officer

On February 26, 2009, Joseph M. Rigby, age 52, currently President and Chief Operating Officer of Pepco Holdings, Inc. (the “Company”), was elected, effective March 1, 2009, to the position of Chief Executive Officer.  He will continue in the position of President of the Company.  Mr. Rigby succeeds Dennis R. Wraase as Chief Executive Officer of the Company.  Mr. Wraase will continue to be Chairman of the Company until his successor is chosen at the annual meeting of shareholders scheduled to be held on May 15, 2009.  Mr. Wraase will retire on June 1, 2009.

Prior to becoming President of the Company in March 2008, Mr. Rigby was Executive Vice President of the Company from September 2007.  He also served as Chief Operating Officer since September 2007.  Mr. Rigby was Senior Vice President of the Company from August 2002 and Chief Financial Officer from May 2004.  Since September 2007, Mr. Rigby, also has served as President and Chief Executive Officer of the Company’s subsidiaries, Atlantic City Electric Company ("ACE"), Delmarva Power & Light Company (“DPL”) and Potomac Electric Power Company (“Pepco”).  He served as the President of ACE from July 2001 until May 2004, and Chief Executive Officer of ACE from August 2002 until May 2004, and as President of DPL from August 2002 until May 2004.  He will resign as an officer of ACE, DPL and Pepco effective February 28, 2009, but will serve as Chairman of the Board of each company, effective March 1, 2009.

In connection with his election as Chief Executive Officer, Mr. Rigby’s base salary will increase, effective March 1, 2009, to $820,000.  Under the Company’s incentive compensation plans, the target level of an executive’s incentive award opportunity is a percentage of the executive’s salary that varies according to the executive’s position.  As the result of his election as Chief Executive Officer and his salary increase, (i) Mr. Rigby’s award opportunity for 2009 under the Executive Incentive Compensation Plan (the “EICP”), the Company’s annual executive incentive compensation plan, has increased from 60% of his annual salary to 100% of his annual salary for the period subsequent to the effective date of his election, (ii) his performance shares award opportunity for the 2009-2011 performance cycle under the Long-Term Incentive Plan (the “LTIP”) has increased from 100% of his annual salary to 200% of his annual salary for the period subsequent to the effective date of his election and (iii) his 2009 restricted stock award under the LTIP, which is subject to forfeiture (subject to certain exceptions) if his employment terminates prior to the third anniversary of the award, has increased from 12,759 shares to 29,277 shares.

Election of Anthony J. Kamerick as Senior Vice President and Chief Regulatory Officer

On February 26, 2009, Anthony J. Kamerick, age 61, a named executive officer, was elected to the position of Senior Vice President and Chief Regulatory Officer of the Company effective March 1, 2009.  Mr. Kamerick was Vice President and Treasurer of the Company from August 1, 2002 until February 28, 2009.

Pepco Holdings, Inc.
Form 8-K

In connection with his election to these new positions, Mr. Kamerick’s annual salary will increase, effective March 1, 2009, to $320,000.  As the result of his election as Senior Vice President and his salary increase, (i)  Mr. Kamerick’s performance shares award opportunity for the 2009-2011 performance cycle under the Long-Term Incentive Plan has increased from 50% of his annual salary to 70% of his annual salary for the period subsequent to the effective date of his election and (ii) his 2009 restricted stock award under the LTIP, which is subject to forfeiture (subject to certain exceptions) if his employment terminates prior to the third anniversary of the award, has been increased from 2,920 shares to 3,999 shares.  Mr. Kamerick’s award opportunity for 2009 under the EICP remains at 50% of his annual salary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEPCO HOLDINGS, INC.
(Registrant)

Date:	February 27, 2009	/s/ DENNIS R. WRAASE
Name: Dennis R. Wraase Title: Chairman and Chief Executive Officer